UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐      Preliminary Proxy Statement
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☐      Definitive Proxy Statement
☒      Definitive Additional Materials
☐      Soliciting Material Pursuant to §240.14a-12

Weingarten Realty Investors

(Name of registrant as specified in its charter)

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2600 Citadel Plaza Drive
P.O. Box 924133
Houston, Texas 77292-4133

SUPPLEMENT TO THE
PROXY STATEMENT DATED MARCH 26, 2010
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 6, 2010

April 28, 2010

To the Shareholders of Weingarten Realty Investors:

On or about March 26, 2010, Weingarten Realty Investors (the “Company”) mailed a proxy statement to its shareholders describing the matters to be voted on at the annual meeting to be held on May 6, 2010, including the approval of the 2010 Long-Term Incentive Plan (the “Plan”).  After mailing the proxy statement, the Company was informed by RiskMetrics that the Plan previously approved by our Board of Trust Managers (the “Board”) resulted in an unfavorable rating of the incentive plan due to provisions on repricing of underwater shares.  The Board considered the RiskMetrics report and decided that in keeping with the Company's long history of following best practices in corporate governance, the Board should amend the Plan.  Accordingly, on April 26, 2010, the Company's Board of Trust Managers approved the amendment and restatement of the Plan (the "Amended Plan") solely to revise Section 1.14 to include the requirement that no outstanding share options may be re-priced, nor may any awards be canceled and reissued with new terms and conditions without shareholder approval, and to clarify the shareholder vote required to approve the Amended Plan.

The Amended Plan will be presented for shareholder approval at the Company’s Annual Meeting of Shareholders to be held on Thursday, May 6, 2010.

A copy of the Amended Plan incorporating the amendments is attached as Exhibit 99.1 to the Current Report on Form 8-K filed by the Company on April 27, 2010 with the Securities and Exchange Commission (“SEC”).  Shareholders may obtain, free of charge, a copy of such Current Report on Form 8-K and the Amended Plan, at the SEC’s website, www.sec.gov.

If a shareholder returns his or her proxy card or votes via the Internet or by telephone at any time (either prior to or after the date of this supplement) indicating a vote in favor of the Plan, such vote will constitute a vote in favor of the Amended Plan.  If any shareholder has already returned his or her properly executed proxy card or voted via the Internet or by telephone and would like to change his or her vote on any matter, such shareholder may revoke his or her proxy before it is voted at the Annual Meeting of Shareholders by submission of a proxy bearing a later date via the Internet, by telephone, by mail or by attending the Annual Meeting in person and casting a ballot.

If any shareholder would like a new proxy or has any questions, he or she should contact Candace DuFour, Corporate Secretary, 2600 Citadel Plaza Drive, Suite 125, Houston, Texas 77008, or at (800) 298-9974.